APPENDIX 2


               --------------------------------------------------

                       CONTRACT FOR TECHNOLOGY INVESTMENT
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                                       by

                                       and

                                     between


                            VALENCE TECHNOLOGY, INC.


                                       and


                 BAODING FENGFAN GROUP LIMITED LIABILITY COMPANY



                                       and


                    BAODING FENGFAN-VALENCE BATTERY CO., LTD.


                  (REPRESENTED BY VALENCE TECHNOLOGY, INC. AND

                BAODING FENGFAN GROUP LIMITED LIABILITY COMPANY)

                       CONTRACT FOR TECHNOLOGY INVESTMENT



THIS CONTRACT FOR TECHNOLOGY INVESTMENT (the "Contract") is signed on July 8, 2003 by and between:

1) VALENCE TECHNOLOGY, INC., a corporation incorporated in the State of Delaware, U.S.A., with its principal offices located at 301 Conestoga Way, Henderson, Nevada 89015 ("Valence"),

     and

2) Baoding Fengfan Group Limited Liability Company, an enterprise legal person established and existing under the laws of the People's Republic of China ("PRC") registered with the Business License No. 13060010000338 and having its registered office at No. 8 Fuchang Road, Baoding City, Hebei Province, PRC ("Fengfan"),

     and

3) Baoding FengFan-Valence Battery Company, Ltd. a Sino-foreign equity joint venture limited liability Company to be established under the laws of the People's Republic of China ("PRC"), with its registered office located at Baoding National High Technology Industrial Development Zone, Baoding City, Hebei Province, People's Republic of China ("Licensee").

(Valence, Fengfan or the Licensee may be referred to as a "Party", and together as the "Parties";),

in reference to the following facts:

A: The investors in the Licensee, being Valence and Fengfan, sign the Contract on behalf of the Licensee and agree that the Contract shall only become effective upon the Effective Date (such term being defined below).

B. Valence owns certain Proprietary Rights and Technology related to the design and manufacture of high technology Batteries and Powder, and supplies component materials used to make the Batteries (each of such terms being defined below).

C. Licensee wishes to acquire the right with respect to certain fields to utilize the Proprietary Rights and the Technology owned or licensed by Valence to manufacture and sell Batteries and Powder, all on the terms and conditions contained herein.

D. Valence is willing to grant to Licensee a license to utilize the Proprietary Rights and the Technology to manufacture and sell the Batteries and Powder, and to provide certain related technical services to Licensee solely in accordance with the terms and conditions set forth herein.

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E.   This Contract is entered into for contributing solely to the Licensee a license to utilize such rights and for the provision of technical services in accordance with the Joint Venture Contract, dated as of June __, 2003 by and between Valence and Fengfan. The provisions and conditions of this Contract shall conform to the licensing and technical services provisions of the Joint Venture Contract.

NOW, THEREFORE, and in consideration of the mutual promises, covenants, representations and good and valuable consideration set forth herein, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1 - DEFINITIONS

For purposes of this Contract, the following terms shall have the following meanings:

1.1 An "Affiliate(s)" of a Party shall mean an entity controlled by or under common control with that Party; provided that such entity shall be considered an Affiliate only for the time during which such control exists. For purposes of this definition, the term "control" as used in this Article 1.1, "controlled" or under "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity through the ownership of an equity interest in the entity.

1.2 "Battery(ies)" shall mean and include any aggregate of components or compositions of matter primarily adapted for storing or providing electrical energy, and which include a positive and negative electrode and shall specifically include: (1) the Large Format LVP Cylindrical Cells; (2) the Bellcore(LCO) Cells; and (3) the Bellcore(P1a) Cells.

1.3 "Confidential Information" shall mean and include any and all of the following, to the extent previously, currently or subsequently disclosed by Valence to Licensee hereunder or otherwise: information relating to the Proprietary Rights and the Technology and their use to manufacture or use Batteries or Powder, the properties, composition or structure thereof or the manufacture or processing thereof or machines therefor or to Licensee's business (including, without limitation, names and expertise of employees, customers and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial, customer and product development plans, forecasts, strategies and information). In particular, but without limitation, the Technology and improvements made by Valence thereto shall be considered proprietary information of Valence. Confidential Information may be disclosed or revealed orally, visually, or in writing or any other tangible form. Any information disclosed or revealed by Valence shall be deemed to constitute Confidential Information if (i) such information is in written or other tangible form and has been marked "confidential," or (ii) Licensee has been advised, orally or in writing, of its confidential nature.

1.4 "Effective Date" shall mean the date of the Licensee's ratification of the Contract following the establishment of the Licensee.

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



1.5 "Large Format LVP Cylindrical Cells" means lithium vanadium phosphate (LVP) cells and batteries in a cylindrical construction (i.e., a non-stacked construction) which provides greater than five ampere-hours (>5Amphrs) of electricity.

1.6 "Powder(LVP)" means lithium vanadium phosphate cathode active material in a powder form.

1.7 "Powder(P1a)" means lithium iron magnesium phosphate cathode active material in a powder form.

1.8 "Production Startup" shall respectively mean the date that all of the equipment required for completion of a Bellcore Cell production line or Powder production has been installed and debugged in the Licensee's production facility to be constructed in Baoding, People's Republic of China.

1.9 "Products" means technologically advanced cells and batteries including but not limited to: (1) Large Format LVP Cylindrical Cells; (2) Bellcore(P1a) Cells; (3) Bellcore(LCO) Cells; (4) Powder(LVP); and (5) Powder(P1a).

1.10 "PRC" means the People's Republic of China. Solely for the commercial purposes of this Contract, the term "PRC" shall be understood to mean China Mainland.

1.11 "Project" refers to the Licensee's construction and operation of a manufacturing facility in Baoding, China for the production of the Products.

1.12 "Proprietary Right(s)" shall mean and include any and all patent rights including patent applications relating to Batteries as defined in Article
     1.2 herein and Powder(LVP) and Powder(P1a) as defined in Articles 1.6 and
     1.7 herein, filed by Valence with the United States Patent and Trademark Office and/or a foreign patent office that are owned by Valence, a list of Valence's patents is set forth in Exhibit A.

1.13 "Bellcore(LCO) Cells" means lithium cobalt oxide (LCO) cells and batteries in a stacked (Bellcore) construction.

1.14 "Bellcore(P1a) Cells" means lithium iron magnesium phosphate (P1a) cells and batteries in a stacked (Bellcore) construction.

1.15 "Technology" shall mean technical information, technology, inventions (whether or not patentable), ideas, processes, formulas and know-how now owned by Valence relating to Batteries or Powder and any improvements thereon but only to the extent Valence licenses such improvements to Licensee pursuant to the terms of Articles 2.2 and 2.3 hereof, for producing Batteries or Powder. A general description of the content of the Technology and its advancements is set forth in the attached Exhibit C.

1.16 "Third Party" shall mean any Party other than Valence, Fengfan or the Licensee.


ARTICLE 2 - GRANT AND SCOPE OF TECHNOLOGY LICENSE

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2.1  Subject to the terms and conditions set forth herein, including but not limited to Article 2.6 below, Valence hereby grants to Licensee, and Licensee hereby accepts from Valence, a limited, non-transferable, right and license, for the term of this Contract, to utilize the Proprietary Rights and the Technology, to (i) manufacture Products in the PRC; (ii) to create modifications, extensions or derivative works of the Proprietary Rights and the Technology, subject to the provisions of Article 10 hereof; and (iii) sublicense the rights granted hereunder to suppliers solely for the purpose of permitting such suppliers to provide materials to Licensee in order to enable Licensee to manufacture Products. Subject to the foregoing terms and conditions and in accordance with Article 3 hereof, Valence shall provide Licensee technical services relating to the Technology.

2.2 Valence shall license to Licensee improvements in and to the Proprietary Rights and the Technology that relate to the manufacturing of the Products.

2.3 The improvements licensed under Article 2.2 shall be licensed to Licensee without additional compensation, credit, or reimbursement to Valence beyond the reimbursement of Additional Expenses set forth in Article 6 hereto. The Licensee may manufacture Products using such new inventions, creations and technology in accordance with the terms of this Contract.

2.4 Nothing in this Contract shall be construed to grant Licensee the right to sublicense the Proprietary Rights or the Technology to Fengfan or to any Third Party, and any such sublicensing is strictly prohibited, other than the rights set forth in this Article to sublicense suppliers to Valence and the Licensee only. Such suppliers shall execute a written agreement consistent with the terms of this Contract and shall have no right to sublicense any Proprietary Rights or the Technology to any other party nor to offer the Powder(P1a) or Powder(LVP) for sale to Third Parties or to Fengfan. Nothing herein shall be construed to prevent Licensee from entrusting Third Parties or Fengfan to sell Products inside the PRC. Nothing herein shall be construed to prevent Licensee from selling Products to Valence for resale outside of the PRC.

2.5 Valence hereby acknowledges that following the Effective Date of this Contract, Valence shall not further transfer to any Third Party the Technology for production of Large Format LVP Cylindrical Cells.

2.6 The license granted by Valence to Licensee under Article 2.1 above shall commence on the Effective Date and shall continue until this Contract expires or is terminated, whichever occurs first.

2.7 At any time after the execution of this Contract, the Parties shall execute any and all other forms or documents relating to, and proceed with, any approval or registration required of this Contract or of any licenses of intellectual property rights hereunder as required by applicable law.

2.8. For the absence of doubt, the Licensee shall be the sole licensee under this Contract, and Fengfan shall not have any rights to the Proprietary Rights or to the Technology before or

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


     after the Effective Date of this Contract, unless Valence expressly agrees otherwise in writing.

ARTICLE 3 - PROVISION AND SCOPE OF TECHNICAL SERVICES

3.1 Valence as the contributor of Technology shall provide Licensee with technical services with respect to the Bellcore (stacked) cell process and construction and to cathode active materials for establishment and operation of the Project with the Licensee developing the technology for the Large Format LVP Cylindrical Cells.

3.2 Subject to the terms of this Article and Contract, Valence commits that during the term of this Contract and upon reasonable request of Licensee, except for the Large Format LVP Cylindrical Cells which are to be developed by the Licensee, Valence shall:

     a) deliver to the Licensee technical documents (see Exhibit D) that explain the manufacturing process for those Products that shall be produced by the Licensee;

     b) deliver to the Licensee formulations for all raw materials to be used in producing the Products;

     c) deliver to the Licensee inspection and testing criteria relevant to the production of the Products, ranging from the raw material to the finished product;

     d) make available to the Licensee technical or management personnel from time to time, either in person, by telephone, or by e-mail as Valence deems to be reasonably necessary in order to transfer, install, debug, and operate the production equipment to be provided to the Licensee by Valence, and resolve problems of technology and quality arising in the course of trial production; and Licensee shall make available such technical or management staff as may be reasonably necessary to support Valence's performance of its obligations hereunder; and

     e) deliver to Licensee a list of suppliers of raw materials for the production of the Products, and assist in qualifying new suppliers of such raw materials, whether domestic or foreign;

     f) Valence agrees to provide training to certain technical and management personnel of the Licensee at Valence's factory and R&D center, as Valence deems necessary, for realizing the technical targets stipulated in this Contract.

3.3 Subject to the terms of this Article and this Contract, Valence commits to provide technical documents for manufacturing Products (See Exhibit D). It is understood by the Parties that the Large Format LVP Cylindrical Cells are under development and that technical documents will be developed during the term of this Contract.



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ARTICLE 4 - VALENCE'S RESPONSIBILITIES

4.1 Valence shall use commercially reasonable efforts to obtain all necessary United States export control licenses and United States government approvals for delivering Proprietary Rights and Technology which Valence owns as of the date of this Contract. Obtaining such approval shall be a condition for delivery of the Proprietary Rights and Valence's Confidential Information to Licensee hereunder and also a condition of this Contract taking effect.

     Valence shall also use commercially reasonable efforts to obtain all necessary United States export control licenses and United States government approvals for delivering improvements in and to the Proprietary Rights and Technology to Licensee, but shall not be liable to Licensee for its failure to deliver such improvements if, despite Valence's commercially reasonable efforts, Valence is unable to obtain the requisite export licenses or other government approvals.

4.2 Subject to the provisions of Articles 5.6 and 9 hereof, Valence represents and warrants that:

     (a) the Technology is complete, correct and effective (see list of patents in attached Exhibit A, and list of technology documents in attached Exhibit D);

     (b)  the Technology is of advanced and appropriate standard;

     (c) utilizing the Technology, Licensee can manufacture Products whose performance reaches the standards for such Products as stipulated in Exhibit C (see Exhibit C);

     (d) Valence and/or its Affiliates have used the Technology to make Products, except for the Large Format LVP Cylindrical Cells which are to be developed by the Licensee; and

     (e) utilizing the Technology and the Proprietary Rights in its manufacturing process as instructed by Valence, and assuming the Licensee's use of proper raw materials and processes, then the by-products from the Licensee's manufacturing process shall not violate applicable PRC environmental laws and regulations.

4.3 Valence further represents and warrants to the Licensee that it is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and that it is authorized, empowered, and able to enter into and fully perform its obligations under this Contract, including without limitation, the granting of all rights set forth herein on behalf of itself and its direct and indirect subsidiaries having an interest in the Technology and/or Valence's Confidential Information or Proprietary Rights.

ARTICLE 5 - LICENSEE'S RESPONSIBILITIES

5.1 Licensee shall use its reasonable best efforts to develop the Large Format LVP Cylindrical Cells. Licensee shall use its reasonable best efforts to manufacture, market


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     and sell: (1) the Large Format LVP Cylindrical Cells; (2) the Bellcore(LCO)
     Cells; and (3) the Bellcore(P1a) Cells throughout the PRC.

5.2 Licensee shall be solely responsible for providing all manufacturer's support services, including, but not limited to warranty services, for all Batteries manufactured by Licensee. Licensee shall be solely responsible for determining the terms, conditions and limitations of all warranties made by Licensee with respect to all Batteries manufactured by Licensee hereunder, in accordance with applicable laws, regulations, and governmental orders and local market conditions and requirements and subject to the approval of Valence with respect to warranty terms for any Licensee Batteries that carry any trademark owned by Valence (see attached Exhibit B).

5.3 Licensee shall cooperate with Valence to obtain and enforce Valence's Proprietary Rights in the Technology in the PRC. Fengfan and Licensee shall promptly notify Valence in writing of any unauthorized use or infringement of the Technology and shall cooperate in any judicial or administrative proceedings to prevent or enjoin such unauthorized use or infringement.

5.4 The Parties acknowledge that in performance of its duties and obligations under this Contract, Valence shall give advice and make recommendations to the Licensee. Valence shall exercise all reasonable care in giving such advice and making such recommendations to the Licensee, but shall not be responsible for the accuracy of advice based on information supplied by the Licensee, its employees, Fengfan or Third Parties.

5.5 Licensee represents, warrants, and undertakes that as of the time of its ratification of this Contract:

     (a) it is a Sino-foreign equity joint venture duly organized, validly existing and in good standing under the laws of the People's Republic of China and conforms to all law and regulations;

     (b) it has full power and capacity to enter into this Contract and perform its obligations under this Contract;

     (c) all necessary internal and external consents have been obtained for Licensee to enter into this Contract and will continue to be maintained, as necessary, throughout the terms of this Contract;

     (d) in the event of any breach of the provisions of this Agreement, Licensee undertakes to remedy such breach; and

     (e) Licensee hereby agrees that it shall indemnify, defend, and hold harmless Valence (including its officers, directors, and employees) from, against and in respect of any claims, liabilities, costs, expenses, damages or losses imposed on or sustained or incurred by Valence arising out of or related to any breach of a Licensee representation, warranty, undertaking, or covenant contained in this Agreement.


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5.6  Licensee shall be solely responsible for Products which it designs or manufactures utilizing the Proprietary Rights, the Technology and Valence's Confidential Information. Licensee shall be solely liable to Third Parties for any defects in the quality or production of its products and services and shall indemnify and hold harmless Valence from any liability for damages (including attorneys' fees and costs) that arises from any claim brought against Valence by a Third Party for defects in the quality or production of Licensee's products and services. Licensee shall also procure its sublicensees to provide the same terms (including the same indemnity) set forth in this Article 5.6 to Valence.

ARTICLE 6 - CONSIDERATION AND REIMBURSEMENT

6.1 In recognition of the cost and expense incurred by Valence in the development of the Technology and the Confidential Information and in the provision of the technical services, Licensee shall pay to Valence a non-refundable, non-creditable license fee and technical service fee of Seven Million Two Hundred Forty One Thousand U.S. Dollars (US $7,241,000). Valence is required to grant Licensee the license hereunder as part of its contribution to the registered capital of Licensee pursuant to the Joint Venture Contract. Licensee shall be deemed to have paid Valence such license fee upon Valence being credited with making a contribution of Seven Million Two Hundred Forty One Thousand U. S. Dollars (US $7,241,000) ("Valence's Technology Investment") to the registered capital of Licensee in accordance with laws of the PRC.

6.2 the Licensee shall pay all travel, and living expenses incurred by the Valence personnel from the time of their arrival in the PRC until their departure therefrom, along with all charges incurred by the Valence personnel that are necessary for their performance of the Valence obligations under this Contract (the "Associated Expenses").

6.3 The Associated Expenses shall be payable in U.S. Dollars. The Associated Expenses shall be due and payable within the thirty (30) day period from the date of invoice from Valence to the Licensee.

ARTICLE 7 - VERIFICATION AND REGISTRATION OF TECHNOLOGY INVESTMENT

7.1 After receiving all of the Technology Information from Valence ("Technology Information" shall mean the technical documents listed in Exhibit D), the Licensee shall proceed to examine such information based on Exhibit D and notify Valence within three days. If the Licensee discovers any Technology Information that fails to conform to the documents listed in Exhibit D, Valence shall explain, supplement or replace the same within 20 days from receipt notice from the Licensee. Within 20 days after the Technology Information conforms to requirements, the Licensee shall issue and send to Valence a Verification Certificate. The methods for delivering the information to Licensee shall be:

     a) Within a month after the Effective Date, Valence shall provide the Licensee with all design documents necessary for factory establishment (see Exhibit E).


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     b)   Within a month and a half after the Effective Date, Valence shall provide the Licensee with disk copies of all the Technology Information (see Exhibit D).

     c) The above information shall be delivered at the Licensee's legal address.

7.2 After Licensee's issuance of a Technology Information Verification Certificate ("Verification Certificate") following Licensee's receipt and examination for correctness of the Technology Information (and following issuance of an Investment Contribution Report by a registered PRC accountant) Valence's technology investment of US $7,241,000 shall be deemed fully contributed and registered.

7.3 To test and verify the correctness and reliability of the Technology for producing Bellcore(LCO) Cells and Bellcore(P1a) Cells, the Licensee and Valence shall dispatch personnel to the Licensee's factory to proceed with verification of such Bellcore(LCO) Cells and Bellcore(P1a) Cells within six months after Production Startup. The functions of the Bellcore(LCO) Cells and Bellcore(P1a) Cells shall conform to the requirements in Exhibit C.

     a) The Licensee shall manufacture in accordance with the Technology 1,000 cells consisting of LCO and P1a cathode material from which 130 shall be selected for verification for each. Testing shall proceed on these according to the requirements in Exhibit C, Section II F - Cell Qualification Procedure. The first 100 cells will be used in the testing and 30 cells will be held in reserve. If all of the cells' functions pass the tests, the cells shall be deemed verified, and both parties' representatives shall sign a Verification Certificate, which shall be an effective document to be retained by the Parties.

     b) If the cells fail the Cell Qualification Procedure, the 30 reserve cells shall be used to test the failed function again. If the failed function passes, the cells will be deemed verified, and the Parties shall sign a Verification Certificate. If the failed function still fails, the cells' functions shall be deemed nonconforming. If any batch of 130 cells has two failing functions, the cells shall be deemed nonconforming. If a cell fails overcharge or hot oven testing, the cells' functions shall be deemed nonconforming and shall constitute first verification failure.

     c) If there is a first verification failure, Valence and the Licensee shall cooperate to discover the reason and formulate improvement measures. Another 1,000 cells shall be produced to proceed with a second verification identical to the first verification in terms of number of cells and testing methods. Production for verification may proceed three times.

     d) If verification fails a third time, the Technology with respect to manufacture of cells will be deemed unable to fulfill the contractual requirements, and the Licensee and Valence shall sign a Verification Test Results Certificate.



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     e)   In all of the verification tests, a failure due to operator error shall not be deemed to be a failure of the Technology provided by Valence. If an operator error occurs, Valence and the Licensee shall cooperate to discover the reason and formulate improvement measures.

7.4 The Parties acknowledge that the Powder(LVP) is under development and the specifications and requirements for the Powder(LVP) shall be developed by the Licensee. To test and verify the correctness and reliability of the Technology for producing Powder(P1a) and Powder(LVP), the Licensee and Valence shall dispatch personnel to the Licensee's factory to proceed with verification of such Powder and Film from such Powders within six months after Production Startup. The characteristics of Powder and Film shall conform to the requirements in Exhibit C, the Parties recognizing that the requirements for the Powder(LVP) are less stringent as the Powder(LVP) is to be further developed by the Licensee.

     a) The Licensee shall manufacture in accordance with the Technology a production batch of Powder(P1a), Powder(LVP), or P1a Cathode Film, from which a representative sample shall be selected for verification. Testing methods shall proceed based on the requirements in Exhibit C.

     b) If all functions of the Powders and/or Film pass the tests and the performance of cells manufactured using the Powder(P1a) pass cell tests in accordance with the provisions of Article 7.3, then the Powder(P1a) shall be deemed verified, and both parties' representatives shall sign a Verification Certificate, which shall be an effective document to be retained by the Parties.

     c) If any function of the Powder(P1a) or Powder(LVP) or P1a Film fails the test, the respective Powder shall be deemed nonconforming and shall constitute first verification failure.

     d) If there is a first verification failure, Valence and the Licensee shall cooperate to discover the reason and formulate improvement measures. Another production batch of Powder or Film shall be produced to proceed with a second verification identical to the first verification in terms of amount selected and testing methods. Verification production may proceed three times.

     e) Following each verification production, the functions of the cells using the Powder(P1a) produced must pass tests made in accordance with the provisions of Article 7.3 in order for the Powder(P1a) or Film to be deemed verified.

     f) If verification fails a third time, the Technology with respect to manufacture of the Powder(P1a) or Film will be deemed unable to fulfill the contractual requirements, and Valence and the Licensee shall sign a Verification Test Results Certificate.

7.5  If, after repeated efforts by the Licensee and Valence,


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     (a)  the cells, Powders, or Films produced still fail to conform to the requirements stipulated in Exhibit C, the Licensee shall cancel the following percentage of shares of Valence's Technology Investment:

          -    15% if the Powder(P1a) fails,
          -    5% if the P1a Film fails,
          -    10% if the Bellcore(LCO) Cells fail,
          -    5% if the Bellcore(P1a) Cells fail; and

     (b) if the LVP Powder produced fails to conform to the requirements stipulated in Exhibit C, the Licensee shall cancel 65% of the shares of Valence's Technology Investment.

     If the Cells or Powder cannot meet the product standards stated above, then Valence and the Licensee will work together in good faith to remedy the situation. Upon Valence and the Licensee's written confirmation of an acceptable remedy, then Valence's shares of the relevant portion of the Technology investment shall be restored to Valence. If Valence and the Licensee are unable to agree on a suitable remedy and if any part of Valence's share of its contribution of technology to the Licensee is cancelled or not granted, then the portion of such Technology related to such contribution shall be returned to Valence in accordance with the terms of Article 11.4.

ARTICLE 8 - CONFIDENTIAL INFORMATION

8.1 Each Party hereby acknowledges that all of the Confidential Information disclosed or revealed to the receiving Party hereunder is disclosed solely to permit the receiving Party to exercise its rights and perform its obligations under this Contract. Each Party agrees that it shall not use any of the Confidential Information for any other purpose, and shall not disclose or reveal any of the Confidential Information to any third Party or Affiliate, without the prior written authorization of the disclosing Party, which the disclosing Party may withhold in its sole discretion; provided however, that prior written authorization of the disclosing Party shall not be required for the receiving Party to disclose the Confidential Information to those of the receiving Party's employees, agents or representatives that (i) require access to the Confidential Information in order to permit the receiving Party to exercise its rights and perform its obligations hereunder, and (ii) have executed a nondisclosure agreement, in a form satisfactory to the disclosing Party, which effectively prohibits the unauthorized use or disclosure of the Confidential Information.

8.2 The Parties shall implement all security measures, and shall take all actions, including, but not limited to, the initiation and prosecution of legal or administrative actions, to prevent the unauthorized use, appropriation or disclosure of any of the Confidential Information by any of Fengfan's, Licensee's and Valence's employees, agents or representatives.


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8.3  Fengfan's, Licensee's or Valence's obligations under Articles 8.1 and 8.2 hereof shall not apply to the extent but only to the extent to any Confidential Information that:

     (a) can be proved to have been known by the receiving Party by written records made prior to disclosure by the disclosing Party;

     (b) is or becomes public knowledge otherwise than through the receiving Party's breach of this Contract;

     (c) was obtained by the receiving Party from a third Party having no obligation of confidentiality with respect to such Confidential Information; or

     (d) is required to be disclosed under any applicable law, regulation or governmental order of any State, province and city within the PRC; provided that the receiving Party shall furnish written notice to the disclosing Party of such disclosure requirement prior to disclosing any of the Confidential Information, so that the disclosing Party can take appropriate action to protect the confidentiality, and prevent the unauthorized use or appropriation of such of the Confidential Information.

8.4 Fengfan and Licensee shall advise its directors, senior staff, and other employees receiving such Valence's Confidential Information of the existence of and the importance of complying with the obligations set forth in this Article 8.

8.5 Fengfan and Licensee shall formulate rules and regulations to cause its directors, senior staff and other employees, and those of their Affiliates, to comply with the confidentiality obligations set forth in this Article 8.

8.6 If required by Valence, Licensee or Fengfan shall execute a separate secrecy agreement with provisions similar to those set out above with respect to Confidential Information obtained by the Licensee from Valence.

8.7 Fengfan's, Licensee's and Valence's obligations under this Article 8 shall survive the termination of this Contract for any reason whatsoever.

ARTICLE 9 - LIMITATION OF LIABILITY

9.1 EXCEPT FOR BREACH BY FENGFAN OR LICENSEE UNDER ARTICLES 2 OR 8 HEREOF, TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, NO PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, LOST PROFITS OR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES OF ANY KIND OR NATURE FOR ANY REASON WHATSOEVER, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE. FURTHER, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THIS CONTRACT, NOPARTY MAKES ANY WARRANTY OF ANY KIND, WHETHER IMPLIED BY STATUTE


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


     OR OTHERWISE. IN NO EVENT SHALL ANY PARTY'S LIABILITY FOR DAMAGES ARISING FROM OR IN CONNECTION WITH THIS CONTRACT EXCEED US$500,000. THIS ARTICLE STATES EACH PARTY'S ENTIRE LIABILITY HEREUNDER.


ARTICLE 10 - PROPRIETARY RIGHTS

10.1 Fengfan and Licensee hereby acknowledge and agree that Valence is and shall remain the owner of all rights, title and interests in and to all of the rights in the Technology licensed to Licensee hereunder, and neither Fengfan nor Licensee shall acquire any rights whatsoever in or to any of the Proprietary Rights or the Technology, except as specifically provided in this Contract. Neither Fengfan nor Licensee shall utilize any of the Proprietary Rights or the Technology for any purpose whatsoever, except as authorized herein, and shall not take any action which may, in the reasonable opinion of Valence, adversely affect or impair Valence's rights, title and interests in and to the Proprietary Rights or the Technology. Valence reserves all rights and licenses to the Proprietary Rights and the Technology not specifically granted to Licensee hereunder.

10.2 Each Party shall retain all rights, title and interests in and to the intellectual property rights owned by such Party as of the Effective Date of this Contract. Without limiting the generality of the foregoing, Valence shall retain all right, title and interest in and to all the Proprietary Rights and Technology and any copies thereof. Subject to the foregoing, Licensee shall own and retain all right, title and interest in and to any modifications, extensions or derivative works of the Technology that the Licensee develops as authorized under this Contract ("Licensee Improvements") and shall grant Valence a royalty free license to use any Licensee Improvements. Any improvements, modifications, extensions or derivative works to the Technology created by Valence shall be owned exclusively by Valence, subject to Valence's obligations to Licensee set forth in Article 2.2 above.

10.3 After the full term of this Contract has expired, the Licensee has the right to continue to use Technology as defined in this Contract, but shall seek a license on mutually agreeable terms to continue using any Valence patent still in effect.

10.4 Valence retains all ownership to its trademarks, service marks, logos, trade names, and similar designations identified in Exhibit B and any other such marks which Valence may from time to time designate in writing ("Valence Marks"), and neither Fengfan nor Licensee will register or use, directly or indirectly, any mark that is identical or confusingly similar to the Valence Marks or any translations or transliterations thereof without the express written consent of Valence. Similarly, Fengfan and Licensee retain all ownership to their respective trademarks, service marks, logos, trade names, and similar designations which Fengfan or Licensee may from time to time designate in writing, and Valence will neither register or use, directly or indirectly, any mark that is identical or confusingly similar to the Fengfan or Licensee marks or any translations or

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


     transliterations thereof without the express written consent of Fengfan or Licensee, as applicable.

ARTICLE 11 - TERM AND TERMINATION

11.1 The term of this Contract shall begin on the Effective Date and shall remain in full force and effect for a period of ten (10) years from the Effective Date. This Contract may be terminated by the mutual agreement of the parties or in accordance with the provisions of this Article 11.

11.2 If a Party hereto (the "breaching Party") commits a material breach or default of any of its obligations hereunder, the other Party hereto (the "non-breaching Party") may give the breaching Party written notice of such breach or default and demand that such breach or default be cured immediately. If the breaching Party fails to cure such breach or default within sixty (60) days after the date of the non-breaching Party's written notice hereunder, the non-breaching Party may terminate this Contract, immediately upon giving written notice of termination to the breaching Party. Termination of this Contract in accordance with this Article 11.2 shall not affect or impair the non-breaching Party's right to pursue any legal remedy, including the right to recover damages for all harm suffered or incurred as a result of the breaching Party's breach or default hereunder.

11.3 Valence shall have the right to terminate this Contract, immediately upon providing written notice of termination to the Licensee, if:

     (a) Licensee goes into bankruptcy, voluntary or involuntary dissolution, becomes or is declared insolvent, makes an assignment for the benefit of creditors, or suffers the appointment of a receiver or trustee over all or substantially all of its assets or properties and such proceeding is not dismissed within sixty (60) calendar days of its commencement; or

     (b)  Either Fengfan or Licensee breaches any of its obligations under
          Article 8 (with respect to Valence's Confidential Information) or Articles 2 or 10 (with respect to Technology and Proprietary Rights) of this Contract

11.4 Immediately upon termination of this Contract for any reason whatsoever, Licensee shall cease all use of the Valence Marks, the Technology, Valence Improvements and all of Valence's Confidential Information ("Valence Property"), and all licenses granted to Licensee hereunder shall terminate; provided, however, that except in the case of termination of this Contract by Valence, due to a breach or default by Fengfan or Licensee, Licensee shall be permitted to use such Valence Property as Licensee reasonably requires to sell or otherwise dispose of Licensee's existing inventory of the Batteries. Upon termination of this Contract, Valence shall have no further obligations to Fengfan or Licensee hereunder.

11.5 Subject to the provisions of Article 11.4, immediately after the date of termination, Licensee shall, at Valence's direction, destroy, or return to Valence, all copies of documents and other materials that contain or embody any of the Valence Property that is


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


     in the possession of Licensee as of the date of termination. Licensee shall certify in writing the return or destruction of such items.

11.6 Termination of this Contract for any reason whatsoever shall not relieve Licensee of its obligations under Article 6 (with respect to payment of Associated Expenses) Article 8 (with respect to the Confidential Information), Article 10 (with respect to the Technology), or Article 12 (with respect to compliance with applicable laws). Furthermore, the following additional Articles shall survive the termination or expiration of this Contract: Articles 10, 11.4, 11.5, 11.6, and 13.

ARTICLE 12 - COMPLIANCE WITH APPLICABLE LAWS

12.1 In the exercise of their respective rights and the performance of their respective obligations, each Party hereto shall comply with all applicable laws, regulations and governmental orders of the United States and the PRC. Licensee shall, at its own expense, obtain, and maintain in full force and effect throughout the continuance of this Contract, all licenses, permits, approvals and other governmental authorizations of all governmental departments and agencies within the PRC required under all applicable laws, including safety regulations, for the manufacture, marketing, distribution, storage, and use of the Products within the PRC.

12.2 Without limiting the generality of Article 12.1 hereof, Fengfan and Licensee hereby acknowledge and agree that Technology and all of the Valence's Confidential Information are subject to export controls under the laws and regulations of the United States, including the Export Administration Regulations, 15 C.F.R. Parts 730-774. In the exercise of their rights, and the performance of their obligations under this Contract, Fengfan and Licensee shall comply strictly with all such United States export control laws and regulations applicable to the Technology and Valence's Confidential Information, and shall not export, re-export, transfer, divert or disclose any such Technology or Valence's Confidential Information, or any direct product thereof, to any destination restricted or prohibited by U.S. export control laws, or to any national or resident thereof, or to use the Technology and Valence's Confidential Information for biological, chemical or nuclear weapon proliferation purposes. Fengfan's and Licensee's obligations under this Article 12.2 shall survive the termination of this Contract for any reason whatsoever.

ARTICLE 13 - GENERAL PROVISIONS

13.1 In the exercise of their respective rights, and the performance of their respective obligations under this Contract, Valence and the Licensee are, and shall remain, independent contractors. Nothing in this Contract shall be construed (i) to constitute Valence and the Licensee as principal and agent, partners, joint venturers, or otherwise as participants in a joint undertaking, or (ii) to authorize any Party to enter into any contract or other binding obligation on the part of any other Party hereto, and no Party shall represent to any other person, firm, corporation or other entity that it is authorized to enter into any such contract or other obligation on behalf of another Party hereto.


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


13.2 Except as otherwise provided in this Contract, Licensee shall not have the right or the power to assign any of its rights, or delegate or subcontract the performance of any of its obligations, under this Contract to any other person, firm, corporation or other entity without the prior written authorization of Valence, which it may grant or withhold in its sole discretion.

13.3 All notices, reports and other communications between the Parties shall be in writing and sent by registered air mail, postage prepaid and return receipt requested, or by courier service delivered letter, or by facsimile with a confirmation copy sent by registered air mail or courier service delivered mail to the address set forth at the beginning of this Contract or to other addresses as the parties may designate by written notice from time to time. The date of receipt of a notice, report, or other communication hereunder shall be deemed to be fourteen (14) days after the letter is given to the courier service or postal service, or one (1) working day after sending in the case of a facsimile, provided it is evidenced by a confirmation receipt and the confirmation letter is sent by courier service or postal service.

13.4 In accordance with Article 126 of the CONTRACT LAW OF THE PEOPLE'S REPUBLIC OF CHINA, the parties hereto have agreed that this Contract shall be governed by, and interpreted in accordance with the laws of the State of California, United States of America, excluding its rules governing conflicts of laws. The 1980 United Nations Convention on the International Sale of Goods is hereby expressly disclaimed. Any dispute between the parties relating to the validity, performance, construction or interpretation of this Contract that cannot be resolved amicably between the parties shall be submitted to binding arbitration in Singapore under the auspices of the Singapore International Arbitration Centre in accordance with the rules of that Centre for the time being in force. There shall be three (3) arbitrators, one (1) of whom shall be appointed by Valence, one (1) of whom shall be appointed by Licensee, and one (1) of whom shall be appointed by the arbitration tribunal. The arbitration award shall be final and binding on the Parties. When any dispute occurs and when any dispute is under arbitration, except for the matters under dispute, the Parties shall continue to exercise their other respective rights and fulfill their other respective obligations under this Contract. In any arbitration proceeding, any legal proceeding to enforce any arbitration award and in any legal action between the parties pursuant to or relating to this Contract, each Party expressly waives the defense of sovereign immunity and any other defence based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Any arbitration proceeding under this Article shall be conducted in English. After each Party has been afforded a reasonable opportunity to present written and testimonial evidence in support of its position in any such arbitration proceeding, the arbitrators shall issue their decision and award, which shall (i) be in writing, stating the reasons therefore, (ii) be based solely on the terms and conditions of this Contract, and (iii) be final and binding upon the parties. Any arbitration award under this Article may be enforced in any court of competent jurisdiction. The prevailing Party in any proceeding brought by one Party against the other Party arising out of or in connection with this Contract shall be entitled to recover its legal expenses, including reasonable attorneys' fees. Notwithstanding the provisions of this Article, Valence shall have the right to seek relief in any court of competent jurisdiction to prevent or enjoin the misappropriation, misuse, unauthorized disclosure or infringement of Valence's Technology, Valence's marks, names and other designations and Valence's Confidential Information, and Licensee shall have the right to seek relief in any court of competent jurisdiction to prevent or enjoin the misappropriation, misuse, unauthorized disclosure or infringement of Licensee's Confidential Information.

13.5 The subject headings of this Contract are included for purposes of convenience only, and shall not affect the construction or interpretation of any provision of this Contract.

13.6 This Contract may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.7 The failure by either Party to assert any of its rights hereunder, including, but not limited to, the right to terminate this Contract due to a breach or default by another Party hereto, shall not be deemed to constitute a waiver by that Party of its right thereafter to enforce each and every provision of this Contract in accordance with its terms.

13.8 This Contract, together with the Exhibits attached hereto, constitutes the entire agreement between the Parties, and supersedes all prior agreements, understandings and communications between the Parties with respect to the subject matter hereof. No modification or amendment to this Contract shall be binding upon the Parties unless in writing and executed by the duly authorized representative of each of the Parties.

13.9 If any one or more of the provisions contained in this Contract shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

13.10 This Contract is written and signed in the Chinese language in six (6) originals and in the English language in six (6) originals. Both language versions shall be equally authentic and valid. All communications between the parties related to this Contract shall be conducted in the English language.

13.11 This contract is one appendix to the Joint Venture Contract signed by Fengfan and Valence on July 8, 2003, and the Parties confirm that the terms of this Contract and the Joint Venture Contract are consistent.

IN WITNESS WHEREOF, the parties have caused this Contract to enter into effect as of the Effective Date hereof, by causing this Contract to be executed by their respective duly authorized representatives.



FOR AND ON BEHALF OF                   FOR AND ON BEHALF OF BAODING FENGFAN-
VALENCE TECHNOLOGY, INC.               VALENCE BATTERY COMPANY, LTD.
                                       PRIOR TO ITS ESTABLISHMENT:

                                       BY REPRESENTATIVE OF FENGFAN:



By:/s/ Terry Standefer                 By:/s/ [Chinese Characters]      [SEAL]
   -----------------------------          -----------------------------------
   Name:   Terry Standefer                Name:   Chen Mengli
   Title:  Vice President Worldwide       Title:  Chairman and President
           Operations


FOR AND ON BEHALF OF
BAODING FENGFAN GROUP LIMITED
LIABILITY COMPANY



By: /s/ [Chinese Characters]
   -----------------------------
   Name:  Cheng Mengli
   Title: Chairman and President

                                         BY REPRESENTATIVE OF VALENCE:



                                         By:  /s/ Terry Standefer
                                              ---------------------------------
                                              Name:  Terry Standefer
                                              Title: Vice President Worldwide
                                              Operations


       Ratification by BAODING FENGFAN-VALENCE BATTERY COMPANY, LTD. Following its Establishment:


          By:
               -------------------------[SEAL]
               Name:
               Title:                             Date:



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